UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 24, 2019
 REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
16600 Swingley Ridge Road, Chesterfield, Missouri 63017
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

❒	Emerging growth company
❒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02	Results of Operations and Financial Condition.
On January 28, 2019, Reinsurance Group of America, Incorporated issued (1) a press release (the "Press Release") announcing its earnings for the three-month period ended December 31, 2018, and providing certain additional information, a copy of which is furnished with this report as Exhibit 99.1, and (2) a quarterly financial supplement (the "Quarterly Financial Supplement") for the quarter ended December 31, 2018, a copy of which is furnished with this report as Exhibit 99.2. The Press Release also notes that a conference call will be held on January 29, 2019 to discuss the financial and operating results for the three-month period ended December 31, 2018. The information set forth in this Current Report on Form 8-K, including the Press Release and Quarterly Financial Supplement, is being furnished and shall not be deemed to be "filed", as described in Instruction B.2 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2019, the Board of Directors (the “Board”) of the Company appointed Steven C. Van Wyk to the Board, effective as of February 1, 2019, for a term of office ending at the 2019 annual meeting, or until his successor is duly elected and qualified. The addition of Mr. Van Wyk increases the size of the Board to twelve directors.
Mr. Van Wyk, 60, has more than 30 years of information technology and operations experience. Since 2013, Mr. Van Wyk has been employed by PNC Financial Services Group, Inc. (“PNC”) and currently serves as Head of Technology & Innovation. Prior to PNC, Mr. Van Wyk was with ING Groep N.V. for seven years.
Mr. Van Wyk holds degrees in Business Management and Accounting with a minor in Computer Science from Central University of Iowa. He is a Certified Public Accountant and a Certified Internal Auditor. In addition, Mr. Van Wyk has a Series 27 license and is Chairman of the Board for the Banking Industry Architecture Network.
The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2018, in which the amount involved exceeds $120,000 and in which Mr. Van Wyk had, or will have, a direct or indirect material interest.
There are no arrangements or understandings between Mr. Van Wyk and any other person pursuant to which he was elected as a director. Mr. Van Wyk will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Board of Directors-Director Compensation” in the Company’s proxy statement dated April 11, 2018 for its 2018 annual meeting of shareholders. Mr. Van Wyk has not yet been named to any committees of the Board.

Item 7.01	Regulation FD Disclosure.
The Company issued a press release (the “Press Release”) announcing the appointment of Mr. Van Wyk to the Board, a copy of which is furnished with this report as Exhibit 99.3. The information set forth in this Item 7.01, including the Press Release, is being furnished and shall not be deemed to be “filed”, as described in Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Reinsurance Group of America, Incorporated dated January 28, 2019

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2018

99.3	Press Release of Reinsurance Group of America, Incorporated dated January 25, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: January 28, 2019	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer